EXHIBIT 4(m)(1)

[FORM OF FACE OF SECURITY]
JPMORGAN CHASE FINANCIAL COMPANY LLC
WARRANTS, SERIES A
FULLY AND UNCONDITIONALLY GUARANTEED BY JPMORGAN CHASE & CO.

REGISTERED	NUMBER OF WARRANTS:
No.	CUSIP:

[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]1

This certificate certifies that                , or registered assignees, is the holder of the number of Warrants specified above of JPMorgan Chase Financial Company LLC, a Delaware limited liability company (together with its successors and assigns, the “Issuer”). Upon exercise thereof, each Warrant entitles the holder thereof to receive from the Issuer the amount of money, if any, as specified in the pricing supplement attached hereto as Appendix A and delivered herewith (together with any product supplement(s), underlying supplement(s), prospectus supplement(s) and prospectus(es) referenced therein (however titled), the “Related Prospectus”), on the date as specified in the Related Prospectus, subject to the terms and conditions specified herein and in the Related Prospectus.

Any payments due on the Warrants are fully and unconditionally guaranteed by JPMorgan Chase & Co. (the “Guarantor”) as more fully set forth in the Indenture.

Reference is hereby made to the further provisions of the Warrants set forth on the reverse hereof and in the Related Prospectus, which further provisions are incorporated herein by reference and shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by the Authenticating Agent referred to on the reverse hereof by manual signature, this certificate shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

1 Applies only if this Note is Registered Global Security.

IN WITNESS WHEREOF, the Issuer has caused this certificate to be duly executed.

Date:

JPMORGAN CHASE FINANCIAL

COMPANY LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

as Authenticating Agent

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

This certificate evidences a duly authorized issue of Warrants, Series A (the “Warrants”) of the Issuer. The Warrants are issuable under a Warrant Indenture, dated as of [              ], among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Guarantor, the Trustee and holders of the Warrants and the terms upon which the Warrants are, and are to be, authenticated and delivered. The Issuer and the Guarantor have appointed The Bank of New York Mellon at its corporate trust office in the Borough of Manhattan, the City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Warrants. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Warrants evidenced by this certificate and all the obligations of the Issuer hereunder are unsecured contractual obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured contractual obligations of the Issuer and all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency. The payments due on the Warrants evidenced by this certificate are fully and unconditionally guaranteed by the Guarantor as more fully set forth in the Indenture (such guarantee, the “Guarantee”).

This certificate, and any certificate or certificates issued upon transfer or exchange hereof, is issuable only in fully registered form and is issuable in denominations as set forth in the Related Prospectus.

Other Terms

The Paying Agent has been appointed registrar for the Warrants, and the Paying Agent will maintain at its office in the City of New York a register for the registration and transfer of Warrants. This certificate may be transferred at the aforesaid office of the Paying Agent by surrendering this certificate for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Paying Agent and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Paying Agent shall issue in the name of the transferee or transferees, in exchange herefor, a new certificate or certificates having identical terms and provisions and evidencing a like aggregate number of Warrants in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Paying Agent will not be required (i) to register the transfer of or exchange any certificate that has been called for redemption in whole or in part, except the unredeemed portion of Warrants evidenced by this certificate being redeemed in part, (ii) to register the transfer of or exchange any certificate if the holder thereof has exercised his right, if any, to require the Issuer to repurchase the Warrants evidenced by such certificate in whole or in part, except the portion of the Warrants evidenced by such certificate not required to be repurchased, or (iii) to register the transfer of or exchange certificates to the extent and during the period so provided in the Indenture with respect to the redemption of Warrants. Certificates are exchangeable at said office for other certificates evidencing other authorized denominations of equal aggregate number of Warrants having identical terms and provisions. All such exchanges and transfers of certificates will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All certificates surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Paying Agent and executed by the registered holder in person or by the holder’s attorney duly authorized in writing.

In case this certificate shall at any time become mutilated, defaced or be destroyed, lost or stolen and this certificate or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Paying Agent, the Issuer in its discretion may execute a new certificate of like tenor in exchange for this certificate, but, if this certificate is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Issuer, the Guarantor and the Paying Agent that this certificate was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new certificate shall be borne by the owner of the certificate mutilated, defaced, destroyed, lost or stolen.

The Indenture permits the Issuer, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate number of Warrants of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer, the Guarantor and the Trustee may not, without the consent of the holder of each outstanding Warrant affected thereby, (a) extend the final expiration date under any Warrant, (b) reduce or extend the time of payment of any amount due under any Warrant, (c) change the method in which amounts of payments are determined on any Warrant, (d) reduce any amount payable upon exercise or redemption of any Warrant, (e) make the money due on any Warrant payable in any coin or currency other than that provided in the Warrant or in accordance with the terms thereof, (f) modify or amend any provisions for converting any currency into any other currency as provided in the Warrant or in accordance with the terms thereof, (g) impair the right of any holder of a Warrant to institute suit for the payment thereof, the right of any holder of a Warrant to exercise the Warrant on the terms provided therein or, if the Warrants provide, any right of repayment at the option of the holder of a Warrant, (h) make any change in the Guarantee that would adversely affect the holders of the Warrants of such series or release the Guarantor from the Guarantee other than pursuant to the terms of the Indenture or (i) reduce the aforesaid percentage of Warrants of any series, the consent of the holders of which is required for any such supplemental indenture.

So long as the Warrants evidenced by this certificate shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the money due on the Warrants as herein provided in the Borough of Manhattan, the City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of this certificate. The Issuer or the Guarantor may designate other agencies for the payment of said money due at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor, as the case may be, may decide. So long as there shall be such an agency, the Issuer or the Guarantor, as the case may be, shall keep the Trustee and the Paying Agent advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the money due on any Warrants that remain unclaimed at the end of two years after such amount shall have become due and payable (whether at its stated expiration, upon exercise, call for redemption or otherwise), (i) upon written notification from the Issuer or the Guarantor, as the case may be, the Trustee or such Paying Agent shall notify the holders of such Warrants that such moneys shall be repaid to the Issuer or the Guarantor, as the case may be, and any person claiming such moneys shall thereafter look only to the Issuer (except with respect to the Guarantee) or the Guarantor for payment thereof, as the case may be, and (ii) such moneys shall be so repaid to the Issuer or the Guarantor, as the case may be. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer or the Guarantor may have to pay the money due on the Warrants evidence by this certificate as the same shall become due.

No provision of this certificate or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the money due on the Warrants at the time, and place, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this certificate.

Prior to due presentment of this certificate for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee shall treat the holder in whose name this certificate is registered as the owner hereof for all purposes, whether or not the Warrants evidenced by this certificate be overdue, and none of the Issuer, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the money due on the Warrants evidenced by this certificate, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer, the Guarantor or any successor to the Issuer or the Guarantor, either directly or through the Issuer, the Guarantor or any successor to the Issuer or the Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This certificate shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this certificate that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and all terms used in this certificate that are defined in the Related Prospectus shall have the meanings assigned to them in the Related Prospectus. In the event of any inconsistency between the definitions in the Indenture and the definitions in the Related Prospectus, the definitions in the Related Prospectus shall govern.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within certificate and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such certificate on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within certificate in every particular without alteration or enlargement or any change whatsoever.

APPENDIX A